UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

OUTDOOR SPECIALTY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56301	46-4854952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3842 Quail Hollow Drive, Salt Lake City, Utah 84109

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 560-5184

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2026, Outdoor Specialty Products, Inc., a Nevada corporation (the “Registrant”), filed a Certificate of Designation with the Nevada Secretary of State establishing, out of the Registrant’s 10,000,000 shares of Preferred Stock authorized in Article V of its Articles of Incorporation, a series of Preferred Stock consisting of 100 shares, which are designated as the “Series A Preferred Stock,” and which have the voting powers, designations, preferences, limitations, restrictions, and relative rights set forth in the Certificate of Designation.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

3.1	3	Certificate of Designation of Series A Preferred Stock	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026	OUTDOOR SPECIALTY PRODUCTS, INC.

	By:	Kirk Blosch
Name: Kirk Blosch
Title: President